Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Paul Seamon Vice President, Investor Relations Fiserv, Inc. 262-879-5727 paul.seamon@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2017 Results
GAAP revenue growth of 1 percent and internal revenue growth of 2 percent;
GAAP EPS increase of 13 percent and adjusted EPS increase of 11 percent;
Full year 2017 outlook affirmed

Brookfield, Wis., October 31, 2017 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the third quarter of 2017.

Third Quarter 2017 GAAP Results
GAAP revenue for the company increased 1 percent to $1.40 billion in the third quarter compared to the prior year period, with 3 percent growth in the Payments segment and 1 percent decline in the Financial segment. For the first nine months of 2017, GAAP revenue increased 3 percent to $4.18 billion versus the same period last year, with 4 percent growth in the Payments segment and 2 percent growth in the Financial segment. GAAP revenue growth in 2017 included the effects of acquisitions and the divestiture of the company’s Australian item processing business in May.

GAAP earnings per share was $1.08 in the third quarter and $3.23 in the first nine months of 2017, increasing 13 percent and 2 percent, respectively, compared to the prior year periods. GAAP earnings per share included net investment gains of $0.09 per share and $0.39 per share in the first nine months of 2017 and 2016, respectively, driven by the disposition of a business and a business interest at StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49 percent interest. GAAP earnings per share in 2017 included a benefit related to excess tax benefits recorded from the exercise of share-based compensation awards.

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GAAP operating margin was 26.5 percent in both the third quarter and first nine months of 2017, decreasing 30 basis points and increasing 20 basis points, respectively, compared to the prior year periods.

Net cash provided by operating activities was $1.02 billion in the first nine months of 2017 compared with $1.04 billion in the prior year period. Net cash provided by operating activities included cash distributions from StoneRiver of $44 million and $140 million in the first nine months of 2017 and 2016, respectively.

"Fiserv continued to execute well, delivering double-digit adjusted earnings per share growth despite pressure from lower periodic revenue in the quarter," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "Sales were solid in the quarter, providing momentum for a strong close to the year."

Third Quarter 2017 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 2 percent to $1.34 billion in the third quarter and 3 percent to $3.98 billion in the first nine months of 2017 compared to the prior year periods.

•
Internal revenue growth for the company was 2 percent in the third quarter, driven by 3 percent growth in the Payments segment. Financial segment internal revenue growth in the quarter was flat compared to the prior year period.

•	Internal revenue growth for the company was 3 percent in the first nine months of 2017, with 4 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Adjusted earnings per share increased 11 percent to $1.27 in the third quarter and 13 percent to $3.71 in the first nine months of 2017 compared to the prior year periods.

•
Adjusted operating margin decreased 20 basis points to 32.6 percent in the third quarter and increased 20 basis points to 32.4 percent in the first nine months of 2017 compared to the prior year periods.

•
Free cash flow increased 10 percent to $819 million in the first nine months of 2017 compared to the prior year period. Cash distributions from StoneRiver of $44 million were not included in the company's free cash flow results for the first nine months of 2017.

•
The company repurchased 2.4 million shares of common stock for $298 million in the third quarter and 8.3 million shares of common stock for $983 million in the first nine months of 2017. As of September 30, 2017, the company had 12.2 million remaining shares authorized for repurchase.

•	The company completed three acquisitions during the quarter:

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In July, the company acquired the assets of PCLender, LLC, a leader in next-generation internet-based mortgage software and mortgage lending technology solutions, to enhance the company's suite of mortgage origination services.

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In August, the company acquired Dovetail Group Limited, a leading provider of bank payments and liquidity management solutions, to further enable the company to help financial institutions around the world transform their payments infrastructure.

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In September, to expand its digital leadership, the company completed its acquisition of Monitise plc, a provider of digital solutions that enable innovative digital banking experiences for leading financial institutions worldwide.

Outlook for 2017
For the full year, Fiserv expects internal revenue growth of 4 percent and adjusted earnings per share in a range of $5.05 to $5.12, which represents growth of 14 to 16 percent over adjusted earnings per share of $4.43 in 2016.

"We expect to achieve our full-year financial outlook which includes strong fourth quarter revenue growth leading to internal revenue growth acceleration in 2018," said Yabuki.

Earnings Conference Call
The company will discuss its third quarter 2017 results on a conference call and webcast at 4 p.m. CT on Tuesday, October 31, 2017. To register for the event, go to Fiserv.com and click on the Q3 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.

About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients worldwide to create and deliver financial services experiences that are in step with the way people live and work today. For more than 30 years, Fiserv has been a trusted leader in financial services technology, helping clients achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and insights and optimization. Fiserv is a member of the FORTUNE® 500 and has been named among the FORTUNE Magazine World's Most Admired Companies® for four consecutive years, ranking first in its category for innovation in 2016 and 2017. For more information, visit Fiserv.com.

Use of Non-GAAP Financial Measures
In this earnings release, the company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share" and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance shareholders' ability to evaluate the company's performance as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from GAAP revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-

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looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and low visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 12 for additional information regarding the company's forward-looking non-GAAP financial measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from dispositions and unconsolidated affiliates, severance costs, merger and integration costs related to acquisitions, and certain costs associated with the achievement of the company's operational effectiveness objectives. The company excludes these items to more clearly focus on the factors management believes are pertinent to its operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.

Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 11. Management believes internal revenue growth is useful because it presents revenue growth excluding the effects of acquisitions and dispositions and the impact of postage reimbursements in the company's Output Solutions business, and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company's business; the effect of

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legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Processing and services	$1,199	$1,160	$3,563	$3,441
Product	201	220	617	633
Total revenue	1,400	1,380	4,180	4,074

Expenses
Cost of processing and services	572	551	1,715	1,651
Cost of product	174	186	531	547
Selling, general and administrative	284	274	837	806
Gain on sale of business	—	—	(10)	—
Total expenses	1,030	1,011	3,073	3,004

Operating income	370	369	1,107	1,070
Interest expense	(45)	(41)	(131)	(121)
Interest and investment income (loss) - net	—	—	2	(7)

Income before income taxes and income from investment in unconsolidated affiliate	325	328	978	942
Income tax provision	(98)	(114)	(309)	(373)
Income from investment in unconsolidated affiliate	5	—	31	146

Net income	$232	$214	$700	$715

GAAP earnings per share - diluted	$1.08	$0.96	$3.23	$3.18

Diluted shares used in computing earnings per share	214.5	222.7	216.7	225.2

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

GAAP net income	$232	$214	$700	$715
Adjustments:
Merger, integration and other costs [1]	23	18	52	41
Severance costs	3	3	22	11
Amortization of acquisition-related intangible assets	39	39	117	119
Tax impact of adjustments [2]	(21)	(21)	(63)	(60)
StoneRiver and other investment activity [3]	(5)	—	(31)	(139)
Tax impact of StoneRiver and other investment activity [2]	2	—	11	52
Gain on sale of business [4]	—	—	(10)	—
Tax impact of gain on sale of business [2]	—	—	5	—
Adjusted net income	$273	$253	$803	$739

GAAP earnings per share	$1.08	$0.96	$3.23	$3.18
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.07	0.05	0.16	0.12
Severance costs	0.01	0.01	0.07	0.03
Amortization of acquisition-related intangible assets	0.12	0.11	0.36	0.34
StoneRiver and other investment activity [3]	(0.01)	—	(0.09)	(0.39)
Gain on sale of business [4]	—	—	(0.02)	—
Adjusted earnings per share	$1.27	$1.14	$3.71	$3.28

[1]
Merger, integration and other costs include acquisition and related integration costs of $30 million in 2017 and $29 million in 2016, and certain costs associated with the achievement of the company's operational effectiveness objectives of $22 million in 2017 and $12 million in 2016, including expenses related to data center consolidation activities.

[2]
The tax impact of adjustments is calculated using tax rates of 33 percent and 35 percent in 2017 and 2016, respectively, which approximates the company's annual effective tax rate for the respective years, exclusive of the actual tax impacts associated with StoneRiver transactions and the gain on sale of business.

[3]	Represents the company's share of net gains on the disposition of a business and a business interest at StoneRiver, as well as a non-cash write-off of a $7 million investment in 2016.

[4]	Represents the gain on the sale of the company's Australian item processing business.
See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Company
Revenue	$1,400	$1,380	$4,180	$4,074
Output Solutions postage reimbursements	(65)	(72)	(204)	(221)
Deferred revenue purchase accounting adjustments	2	2	4	4
Adjusted revenue	$1,337	$1,310	$3,980	$3,857

Operating income	$370	$369	$1,107	$1,070
Merger, integration and other costs	23	18	52	41
Severance costs	3	3	22	11
Amortization of acquisition-related intangible assets	39	39	117	119
Gain on sale of business	—	—	(10)	—
Adjusted operating income	$435	$429	$1,288	$1,241
Operating margin	26.5%	26.8%	26.5%	26.3%
Adjusted operating margin	32.6%	32.8%	32.4%	32.2%

Payments and Industry Products ("Payments")
Revenue	$796	$772	$2,369	$2,284
Output Solutions postage reimbursements	(65)	(72)	(204)	(221)
Deferred revenue purchase accounting adjustments	2	1	4	2
Adjusted revenue	$733	$701	$2,169	$2,065

Operating income	$253	$241	$750	$703
Merger, integration and other costs	1	1	3	2
Adjusted operating income	$254	$242	$753	$705
Operating margin	31.7%	31.2%	31.6%	30.8%
Adjusted operating margin	34.6%	34.4%	34.7%	34.1%

Financial Institution Services ("Financial")
Revenue	$619	$623	$1,862	$1,834
Deferred revenue purchase accounting adjustments	—	1	—	2
Adjusted revenue	$619	$624	$1,862	$1,836

Operating income	$204	$209	$614	$606
Operating margin	33.1%	33.5%	33.0%	33.1%
Adjusted operating margin	33.1%	33.5%	33.0%	33.0%

Corporate and Other
Revenue	$(15)	$(15)	$(51)	$(44)

Operating loss	$(87)	$(81)	$(257)	$(239)
Merger, integration and other costs	22	17	49	39
Severance costs	3	3	22	11
Amortization of acquisition-related intangible assets	39	39	117	119
Gain on sale of business	—	—	(10)	—
Adjusted operating loss	$(23)	$(22)	$(79)	$(70)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$700	$715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	205	187
Amortization of acquisition-related intangible assets	117	119
Share-based compensation	48	54
Excess tax benefits from share-based awards	—	(46)
Deferred income taxes	20	7
Income from investment in unconsolidated affiliate	(31)	(146)
Dividends from unconsolidated affiliate	44	140
Non-cash impairment charges	17	17
Gain on sale of business	(10)	—
Other operating activities	(4)	(2)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	23	(15)
Prepaid expenses and other assets	(60)	(40)
Accounts payable and other liabilities	(11)	111
Deferred revenue	(43)	(59)
Net cash provided by operating activities	1,015	1,042

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(208)	(223)
Payments for acquisitions of businesses, net of cash acquired	(383)	(265)
Proceeds from sale of business	19	—
Purchases of investments	(10)	(1)
Other investing activities	7	3
Net cash used in investing activities	(575)	(486)

Cash flows from financing activities
Debt proceeds	1,946	1,711
Debt repayments	(1,410)	(1,380)
Proceeds from issuance of treasury stock	65	65
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,016)	(970)
Excess tax benefits from share-based awards	—	46
Net cash used in financing activities	(415)	(528)

Net change in cash and cash equivalents	25	28
Cash and cash equivalents, beginning balance	300	275
Cash and cash equivalents, ending balance	$325	$303

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$325	$300
Trade accounts receivable – net	898	902
Prepaid expenses and other current assets	647	526
Total current assets	1,870	1,728

Property and equipment – net	385	405
Intangible assets – net	1,888	1,833
Goodwill	5,612	5,373
Other long-term assets	444	404
Total assets	$10,199	$9,743

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,306	$1,242
Current maturities of long-term debt	93	95
Deferred revenue	451	483
Total current liabilities	1,850	1,820

Long-term debt	5,018	4,467
Deferred income taxes	815	762
Other long-term liabilities	166	153
Total liabilities	7,849	7,202
Shareholders' equity	2,350	2,541
Total liabilities and shareholders' equity	$10,199	$9,743

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Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Payments Segment	3%	4%
Financial Segment	0%	2%
Total Company	2%	3%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 8) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the third quarter of 2017, acquired revenue was $12 million ($9 million in the Payments segment and $3 million in the Financial segment), and revenue in the comparable prior year period attributable to dispositions was $8 million (all in the Financial segment). During the first nine months of 2017, acquired revenue was $30 million ($23 million in the Payments segment and $7 million in the Financial segment), and revenue in the comparable prior year period attributable to dispositions was $20 million (all in the Financial segment).

Free Cash Flow	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	$1,015	$1,042
Capital expenditures	(208)	(223)
Adjustments:
Severance, merger and integration payments	65	39
StoneRiver cash distributions	(44)	(140)
Other	(3)	4
Tax payments on adjustments	(6)	25
Free cash flow	$819	$747

See page 3 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - The company's internal revenue growth outlook for 2017 excludes the effects of acquisitions and dispositions and the impact of postage reimbursements in its Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to impact 2017 revenue growth by less than 1 percent.

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2017 excludes certain non-cash or other items to enhance shareholders' ability to evaluate the company's performance as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from dispositions and unconsolidated affiliates, severance costs, merger and integration costs related to acquisitions, and certain costs associated with the achievement of the company's operational effectiveness objectives. The company estimates that the annual amortization expense for 2017 with respect to acquired intangible assets recorded at September 30, 2017 will approximate $160 million. Other adjustments to earnings per share that have been incurred to date are presented on page 7. Estimates of these other adjustments on a forward-looking basis are not available due to the variability, complexity and low visibility of these items.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E
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